EXHIBIT 99.1

MATERIAL SHOWN WITH AN ASTERISK ON ATTACHMENT A HERETO HAS
BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.
THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

M2M Telecommunications Services Agreement
Contract Number #1000962

This Telecommunications Services Agreement is made by and between Location Based Technologies  (“Customer”) a corporation incorporated under the laws of Nevada and having offices at 4989 E. La Palma Ave., Anaheim, CA 92807 and KORE Telematics Inc., a corporation incorporated under the laws of Delaware and having offices at Suite 500 – 12801 Worldgate Drive, Herndon, VA 20170 (“KORE”).

NOW THEREFORE, in consideration of the mutual promises, obligations and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1:	DEFINITIONS

1.01	The following terms shall have the following meanings:

“Airtime” means the transmission and switching of signals on PCS carrier services provided by KORE, including voice, data, and messaging transmissions using the System.

“Airtime Fees” means those fees as set forth in Attachment D for Airtime, or as otherwise modified in accordance with this Agreement from time to time.

“Acceptance Test Plan” means the acceptance test plan for device(s) and application(s) to be conducted prior to initiation of the Commercial Service, as set forth in Attachment B.

“Agreement” means this agreement and any schedules appended hereto and referenced herein.

“Attachment” means an Attachment appended to this Agreement and referenced herein.

“Business Hours” means Monday to Friday, 9:00 am to 6:00 pm (Central Time), excluding provincial, state or federal holidays recognized in Canada and the United States.

“CDMA” means digital wireless network based on the Code Division Multiple Access technology

“Coverage” means the areas of wireless services, as indicated on the KORE Website, which may be updated from time to time.

“Computer Systems” means computing and data processing systems, including hardware and software.

“Commercial Service” means the commercially supported introduction and marketing of Services to Subscribers, by Customer.

“Customer” means any corporation or individual who may acquire Services from KORE for the purpose of supplying these Services as a part of a complete wireless application system, and not for the purposes or re-licensing, resale or redistribution without integration with other products and/or services.

“Device” means any mobile radio apparatus or telecommunication equipment, including accessories enabling the transmission of data or voice, which: (i) is approved under applicable regulation, (ii) is technically and operationally compatible with the System, and (iii) when used in conjunction with a SIM Card, enables a Subscriber to have access to the Services.

“Effective Date” means December 1, 2007.

“GPRS” means General Packet Radio Service.

“GSM” means digital wireless network based on the Global System for Mobile Communications.

“Network Operator” means a designated, regulated, operator that has been licensed to establish and operate a PCS network in a respective regulated market.

“Party” means either KORE or Customer and “Parties” means both KORE and Customer.

“PCS” means a new generation wireless-phone technology that provides the user with an all-in-one wireless phone, paging, messaging and data service.

“Prepayments” means any prepayment to be made by Customer prior to delivery of service(s).

“Roaming” means the use by a Device having a valid subscription, of the wireless communications network established and operated by another licensed operator pursuant to an agreement between licensed Network Operators.

“Service Term” means the initial term of this Agreement, the “Initial Service Term” or the “Service Renewal Term” as agreed

“Services” means KORE wireless telecommunication products and services as described in Attachment A.

“Sub-reseller” means a Customer of KORE that is allowed under this contract to resell wireless services of Underlying Carriers provided by KORE to Customer’s Subscribers.

“Subscriber” means an individual or machine authorized by the Customer to use the Service(s) for its own internal purposes.

“SMS” means Short Messaging System and content delivery.

“System” means the wireless communications network established and operated by the Network Operator pursuant to its PCS license(s), in order to offer services using technology based on the GSM, GPRS CDMA, 1xRTT or other standards.

“System Access Fees” (“SAF”) means the monthly access fee charged to Subscribers for the provision of basic access to the Services.

“Underlying Wireless Service Carrier” or “Underlying Carrier” means the Licensed Wireless Services providers (including Cingular Wireless LLC and Rogers Wireless Inc),  that KORE has contracted with to enable the provisioning of wireless services, and who may or may not be beneficiaries to certain parts of this Agreement.

ARTICLE 2:	OBLIGATIONS OF THE PARTIES

2.01	Obligations of KORE. KORE agrees to:

1.            Use all commercially reasonable efforts to provide Services in the coverage areas specified in markets in which KORE network interconnects or roaming agreements exist, and are subject to the availability of the local operator’s network.

2.            Comply with all applicable laws and regulations respecting the provision of such Services.

3.            Provide the Customer with service support as described in Attachment C.

4.            Warrant that all such services as delivered comply with any and all underlying agreements with its network operator partners for onward sale and distribution when used in compliance with the terms and conditions specified in this agreement.

2.02	Obligations of Customer. Customer agrees to:

1.            Comply with all terms and conditions of this Agreement, including those set forth in the attached Attachments.

2.            Complete and file necessary documentation required for certifying compliance of devices and applications to be used in conjunction with the Services as outlined in Attachment B prior to launch of Commercial Service and to notify KORE in writing should any change affecting this compliance be made. Customer will be required to provide to KORE a list of Devices for use on the System, and ensure necessary Device certification and accreditation has been completed.  All devices must be submitted to KORE for network approval.  All devices requiring network approval must minimally utilize radio modem modules that have been PTCRB certified.  KORE will provide Customer with a copy of all such approval Guidelines and will provide reasonable advance notice of any changes to the Guidelines. Customer agrees to comply with all terms and conditions of the Guidelines. Customer shall provide, upon written request, access to its premises to the person(s) designated by KORE to review Customer’s compliance with the above requirements.  Non-approved devices will not under any circumstances be permitted to be used, except for limited testing purposes under written agreement with KORE. Where Device certification is deemed by KORE or the Network Operator to be necessary or is mandated by the local Underlying Carrier, the certification shall be undertaken by the Customer and all costs involved shall be the sole responsibility of Customer and/or the Device manufacturer.

3.            Ensure that SIMS may only be activated on a Service Plan for use with applications tested by KORE and approved by the Underlying Carrier (“Approved Applications”).  Applications will be subject to certain technical and other requirements set forth by KORE, which requirements may change from time-to-time. Customer agrees to provide any additional relevant information regarding its application that may be necessary to review, test or assess Customer’s application.  KORE will have the right to require data from Customer that demonstrates that Customer’s Subscribers are using the Service only in connection with Approved Applications.

4.            Ensure that all of its network equipment and connecting facilities are technically and operationally compatible with the System and to ensure that they are approved as required for connection to the network.

5.            Carry out reviews and respond to requests for information by KORE on a timely basis.

6.            Provide upon the Effective Date and on a Quarterly cycle thereafter, a 90-day forecast to KORE, detailing their best estimates of SIM and telephone number requirements identified in monthly periods. Quantities will not be binding on either Party.  KORE does not commit to provide SIM availability should Customer fail to provide forecasts as required.

7.            Ensure at least one representative is available during regular Business Hours, and otherwise available by phone or pager after hours, to provide the required information and assistance in connection with the delivery of the Services, with appropriate access to Customer’s network, equipment or facilities to permit KORE to provide the Services.

8.            Maintain the necessary services from third party service providers required to receive the Services from KORE or to use the System, that are not otherwise identified as being provided by KORE in this Agreement.

9.            Pay all charges invoiced by KORE including the Set-Up Fee, and all Prepayments and payment obligations as described in this Agreement in accordance with the terms of this Agreement.

10.          Further, Customer agrees to comply with the conditions of any publicly regulated PCS license, together with any law, regulation, directive, ordinance and decision of any regulatory authority applicable to KORE as if they directly bind Customer.  Customer agrees to comply with any law, regulation, directive, ordinance, and decision of any regulatory authority applicable to Customer or to the business operated by Customer, including preserving the confidentiality and privacy of information relating to Subscribers.

2.03	Customer Acknowledgment.

Customer acknowledges and agrees that KORE:

1.            Is not required to provide Services, and may withhold Services from Subscribers or Customers who, in the opinion of KORE, would compromise the business operations or goodwill of KORE.

2.            May interrupt the Services of any applicable SIM at any time and for any period of time, without any liability on its part, when Customer fails to comply with any of its obligations under this Agreement, or where necessary to prevent the improper or unlawful use of the System. Customer shall be responsible for all costs of KORE related to necessary testing or restoration, unless determined to be the fault of KORE.  However, if breach arises in whole or in part from Customer’s failure or alleged failure to disclose information to KORE or third parties, said failure or alleged failure may not be the basis for termination or claiming material breach hereunder unless KORE has given written notice of this omission to Customer within thirty (30) days of the date that KORE becomes aware of such breach.

3.            Reserves its right to interrupt Services at any time and for any duration to prevent improper or unlawful use of Services or System, without any liability on its part.

4.            Status and Obligation of Customer to comply as Subreseller:

Customer expressly acknowledges that KORE has entered into long-term agreement(s) with Underlying Carriers in its primary markets. Under the terms of these agreements, KORE purchases wireless services and resells these services in conjunction with approved applications. Customer agrees to be bound by the following general terms:

a)
Restrictions.  A wireless number may not be associated with more than one SIM at the same time.  Furthermore, Underlying Carrier has the right to deny Service at the point of activation to SIMs appearing on Underlying Carrier’s service deny lists for one of a variety of reasons, including cases where the SIM is stolen, has been used for fraudulent purposes, is not used in an “Approved Device” (defined below), or is defective.  Underlying Carrier is not liable to Subreseller or End Users if Service is denied, or a requested modification is not made to a SIM appearing on the then-current service deny lists.

b)	Required Disclosures. Customer acknowledges and agrees to the following and also agrees that it will disclose the same provisions to its Subscribers:

Customer has no contractual relationship with the underlying wireless service carrier and the customer is not a third party beneficiary of any agreement between KORE and the Underlying Carrier.  Customer understands and agrees that the Underlying Carrier shall have no legal, equitable, or other liability of any kind to the customer or its subscribers.  In any event, regardless of the form of the action, whether for breach of contract, warranty, negligence, strict liability in tort or otherwise, customer’s exclusive remedy for claims arising in any way in connection with this agreement, for any cause whatsoever, including but not limited to any failure or disruption of service provided hereunder, is limited to payment of damages in an amount not to exceed the amount paid by the customer for the services during the two (2)-month period preceding the date the claim arose.

Customer shall indemnify and hold harmless the underlying wireless service carrier and its officers, employees, and agents against any and all claims, including without limitation claims for libel, slander, or any property damage, personal injury or death, arising in any way, directly or indirectly, in connection with this agreement or the use, failure to use, or inability to use the number except where the claims result from the Underlying Carrier’s gross negligence or willful misconduct.  This indemnity shall survive the termination of the agreement.

Customer has no property right in any number assigned to it, and understands that any such number can be changed from time to time.

Customer understands that KORE and the Underlying Carrier cannot guarantee the security of wireless transmissions, and will not be liable for any lack of security relating to the use of the services.

c)           Additional Disclosure to Subscribers.  Customer will also disclose to Subscribers the following provision:

The service is for subscriber’s use only and subscriber may not resell the service to any other party.

d)           Limitations on Service.

Customer understands and acknowledges that service is made available only within the operating range of the network.  Service may be temporarily refused, interrupted, or limited because of:  (a) facilities limitations; (b) transmission limitations caused by atmospheric, terrain, other natural or artificial conditions adversely affecting transmission, and other causes reasonably outside of the Underlying Carrier’s control; or (c) equipment modifications, upgrades, relocations, repairs, and other similar activities necessary for the proper or improved operation of service.  Connections may be “dropped” (i.e., involuntarily disconnected) for a variety of reasons, including, without limitation, atmospheric conditions, topography, weak batteries, system overcapacity, movement outside a service area or gaps in coverage within a service area.  Neither KORE nor the Underlying Carrier shall incur any liability for the failure to provide adequate services hereunder.  Neither KORE nor the Underlying Carrier makes any warranties or representations as to the availability or quality of roaming service provided by other wireless carriers, where available, and neither KORE nor the Underlying Carrier shall have any liability whatsoever for any errors, outages, or failures of roaming services provided by other wireless carriers.

e)             SIM Prohibitions.  Customer must not:

(i)	insert the SIMs into devices bearing an Underlying Carrier mark, or purchased from an Underlying Carrier that has been previously packaged with an Underlying Carrier SIM;
(ii)	sell or convey in any manner SIMs, whether separately or together with an Approved Devices, to any individual or entity other than the expected End User of that SIM and device; or
(iii)	program, reprogram, or tamper with the SIMs in any manner.

f)             Trans-shipped Devices.  Customer shall not activate any device it has reason to believe was sold by an Underlying Carrier to one of the Underlying Carriers dealers or retailers. Those sales are made on the condition that the devices will not be trans-shipped (i.e. re-sold to third-party retailers or wholesalers).

g)            Fraudulent Use.  Service to a SIM may be restricted or cancelled if there is a reasonable suspicion of abuse or fraudulent use.  Customer agrees to make good faith efforts to minimize abuse or fraudulent use, to promptly report to Reseller any such abuse or fraudulent use of which Customer becomes aware, and to cooperate in any investigation or prosecution. Abuse and fraudulent use of Service include, but are not limited to:

(i)            attempting or assisting another to access, alter, or interfere with the communications of and/or information about another wireless customer;

(ii)           tampering with or making an unauthorized connection to the wireless network;

(iii)           installing any amplifiers, enhancers, repeaters, or other devices that modify the radio frequencies used to provide the Service;

(iv)          subscription fraud;

(v)           using Service in such a manner so as to interfere unreasonably with the use of Service by one or more other wireless customers or End Users or to interfere unreasonably with KORE’s or the Underlying Carrier’s ability to provide Service;

(vi)          using Service to convey obscene, salacious, or unlawful information;

(vii)         using Service without permission on a stolen or lost device;

(viii)        unauthorized access.

h)            Miscellaneous.  Customer will comply with all applicable laws, rules and regulations in connection with the Customer’s Agreement.  The Underlying Carrier is a third party beneficiary of this Customer Agreement, and may take any equitable or legal action required to enforce its provisions and the terms and conditions of the Agreement.

i)              Use of Marks. Customer will not use any of the Underlying Carrier’s Trademarks, Service Marks, name, logos or other intellectual property (“Marks”) without the consent of the Underlying Carrier with regard to the Customer’s specific use of the Underlying Carrier’s Marks.  The Underlying Carrier’s consent to allow KORE to use such Marks may not be considered consent for Customer to use such Marks unless Customer is specifically mentioned.

j)              Right of Refusal.  The Underlying Carrier has the right at any time, at its sole discretion, to disapprove of any Customer or Application of a Customer.  Upon written request, the Underlying Carrier will provide KORE and the Customer with its reasons for disapproval and will provide KORE and the Customer with a reasonable opportunity to seek resolution of the Underlying Carrier’s concerns within 30 days.  The Underlying Carrier also has the right to require the removal of any Approved Customer whose acts or omissions would, if committed or omitted by KORE, constitute a breach of, or default under the KORE Agreement.  The Customer acknowledges that KORE must immediately terminate its relationship with the Customer if the Underlying Carrier notifies KORE that the Customer is no longer approved based upon the Underlying Carrier’s reasonable determination.

________________________________ Section 2: Acknowledged and Agreed

ARTICLE 3:	TERM AND SERVICE TERM

3.01         This Agreement shall be effective as of the Effective Date, and shall remain in full force and effect until otherwise terminated as provided herein.

3.02         The Initial Service Term will be for a period of 24 months, commencing on execution of this Agreement. Thereafter, the Service Term may be renewed for additional 12-month terms at the end of each 12-month term, for a maximum total of 60 months (each a “Service Renewal Term”), by request in writing by Customer 30 days prior to renewal date. KORE will review the underlying operators agreement and current terms during the final year of the contract. Should Customer not request renewal, the contract may continue on a month-by-month basis and subject to termination at any time unless otherwise terminated as provided in Section 5.01 (a).

3.03         Fees for Services, including any one-time fees, annual minimum committed revenues and monthly recurring Services fees are set out in Attachment D, and apply throughout the Service Term of this Agreement. Such fees may be changed from time to time, as provided in 4.01.7 below.

ARTICLE 4:	PAYMENT

4.01        Payment Frequency.

1.            Airtime Fees, as defined in Attachment D, will be due and payable within 30 days following the date of invoice, without reduction or set off.

2.            SIM cards and other equipment ordered from KORE and designated “Customer owned” in this Agreement will be invoiced on the shipment date.  Fifty percent (50%) of  payment is due upon shipment, and the balance of fifty percent (50%) is payable within 30 days following the date of invoice.

3.             Set-up fees, minimum charges or Pre-Payments will be due and payable within 30 days following the date of invoice.

4.            System Access Fees will be charged monthly, in advance, based upon the closing number of active devices from the previous month. Devices deactivated in any one month shall continue to bear System Access Fee charges for the balance of that month. Devices added during any month will be pro-rated and charged at month end, and will be due payable as set out in 4.01.1 above.

5.            All payments to KORE shall be made in the lawful currency of the United States of America and all amounts referred to in this Agreement are in the lawful currency of USA unless otherwise stated.

6.             Fees do not include duties, import taxes or any other government charges, regulatory fees or taxes assessed or payable.  Customer is responsible for payment of all taxes (including without limitation, withholding, value added and use taxes) and duties applicable to the amounts payable under this Agreement, including any amounts (an interest applicable to such charges) charged in lieu thereof, and interest thereon.

7.             KORE shall have the right to change any rates for Services upon thirty (30) days prior written notice to Customer.  Such changes will be provided in writing to the address and name shown in this Agreement, and be deemed as a modification to this Agreement. Should the change in monthly rates exceed in aggregate for Services provided 15% in any 12 month period, then the Customer shall have the subsequent right to terminate this Agreement upon thirty (30) days written notice to KORE without incurring penalties.

8.            The Customer shall pay KORE all amounts billed by KORE, subject to disputed amounts 4.03 below.

4.02       Credit Review. KORE reserves its right to review Customer credit worthiness and to require a prepayment or deposit before providing, continuing, or reinstating Services. KORE will require a minimum credit capability equivalent to three (3) months of projected service and SIM fees, inclusive of taxes. Should KORE at any time consider a credit deposit to be insufficient, a further credit deposit may be required to meet this level. KORE will determine, at its discretion, how the Customer deposit be allocated to satisfy outstanding amounts owed by Customer to KORE. Customer hereby authorizes KORE to investigate the Customer’s creditworthiness and agrees, from time to time, to provide appropriate authorizations and financial information as KORE may reasonably request for this purpose.

4.03       Disputed Invoices. In the event Customer disputes any charges, Customer shall notify KORE in writing of any amounts in dispute within thirty (30) days of date of the KORE invoice. Customer is required to remit all amounts, which are not disputed as required herein, whether or not contained on the same invoice Failure to notify KORE as required herein shall be deemed an acceptance of the accuracy of the invoiced amounts by the Customer. KORE shall promptly review any amounts in dispute and notify the Customer in writing within ten (10) days of the receipt of the Customer notice of the results of any KORE review.  For any disputed amount agreed to by KORE, KORE shall provide a credit to the Customer for this amount and/or may apply such credit against amounts otherwise owing by Customer..

In the event KORE does not agree with the disputed amounts claimed by Customer, the following dispute process shall be utilized:

(a)
Each party shall appoint a Representative and shall advise each other party of the name and relevant contact information for such Representative.  The Representative of the Customer shall be responsible for coordinating an initial meeting of all Representatives, via teleconference call or otherwise, to discuss the alleged dispute and to determine a course of resolution; and

(b)
Should the Representatives not have agreed to a written resolution of the dispute within thirty (30) days of the initial meeting under paragraph (a) then the parties may extend this resolution period for an additional period of time. However, at any point after the initial 30-day period, should a party determine (acting reasonably) that a timely resolution will not occur, such party shall be entitled to terminate this dispute resolution process upon written notice to the other. Should the Customer remain in default for invoiced amounts, after KORE has provided appropriate proof of usage of network services through billing records obtained from network elements, then KORE shall have the right to suspend or terminate service as contained in 4.04 below

4.04        Late Payments. If Customer payments are more than fifteen days (15) calendar days in arrears from the dates shown in 4.01 above, KORE will give written notice to Customer that Customer is responsible for payment of all outstanding amounts (including applicable finance charges). If Customer does not pay the outstanding amounts within fifteen (15) calendar days of confirmed dispatch of such notice by Customer to the address and name contained in this Agreement, KORE will suspend Service to existing Subscribers.  Reconnection of Services will be at KORE discretion, be subject to confirmed receipt of all overdue amounts, and may be subject to any then prevailing reconnection fee. Late payments will be assessed a 1.5% finance charge per month (18% per annum on the monthly balance including interest). All such finance charges shall automatically begin to accrue on overdue amounts starting on the thirty first (31st) day following invoice date. Customer shall pay all costs, including reasonable attorney’s fees, incurred by KORE in collecting overdue amounts.  Any NSF checks will be subject to a $75.00 NSF charge for each NSF check.

4.05        Repeated Failure to Pay. Should Customer payments be outstanding for more than 60 days from date of invoice as defined in 4.04 on more than two occasions in any 12 month period, KORE will have the right, in its sole discretion, to terminate this Agreement , as specified in 5.02 (b) below.

4.06        Prepayment. KORE will notify Customer, in writing, of the requirement for Prepayments to be made for services provided under this Agreement. Prepayments shall be a minimum of Customers projected three months use of Airtime, Airtime Fees, Services and applicable taxes if:

(a)	The Customer is not able to establish credit terms, acceptable to KORE, from time-to-time, as specified in paragraph 4.02 above or;

(b)	Has been in default in meeting payment terms as specified in paragraph 4.05 above

All Services will be charged against this Prepayment on a monthly basis. Should the Customer use Airtime, Airtime Fees, Services and applicable taxes equivalent to one month of projected service use without replenishment of the Prepayment, all provisions of clause 4.04 above shall apply.

If the Customer has not used a portion of Airtime, Airtime Fees, Services and applicable taxes of the Prepayments at the termination of this Agreement, the Prepayments will expire and deemed to be fully earned by KORE.

If the Customer terminates this Agreement before the end of the Prepayment Period, the Prepayments will not be refunded.

ARTICLE 5:	TERMINATION AND EFFECTS OF TERMINATION

5.01        Either party will have the right to terminate this Agreement:

(a)	Upon written notice to the other at least 30 calendar days prior to the end of the Initial Service term or any Service Renewal Term;

(b)
If the other party is in breach of any of its material obligations and the breach is not cured within thirty (30) calendar days of the other party’s written notice specifying the nature of the breach.  “However, if breach arises in whole or in part from Customer’s failure or alleged failure to disclose information to KORE or third parties, said failure or alleged failure may not be the basis for termination or claiming material breach hereunder unless KORE has given written notice of this omission to Customer within thirty (30) days of the date when KORE becomes are of such breach.

(c)
Immediately and without further notice, in the event a party ceases business operations, is the subject of any bankruptcy, insolvency, or similar proceeding, becomes insolvent, or makes an assignment for the benefit of creditors, or a receiver is appointed for a substantial part of such party’s assets, or becomes unable to pay its debts when due.

(d)
If KORE fails to maintain current agreements with Network Operators for the provision of airtime, other services, and access to the Systems that enable KORE to provide Services to Customer and/or KORE is no longer able to provide Services to Customer’s Subscribers.

(e)
Should the change in monthly rates exceed in aggregate for Services provided 15% in any 12 month period, then the Customer shall have the subsequent right to terminate this Agreement upon thirty (30) days written notice to KORE without incurring penalties.

5.02	KORE may terminate this Agreement and suspend service without further notice if:

(a)	Customer is in breach of its authorized use of telephone numbers provided by KORE and fails to cure such breach within three (3) business days of receipt of written notice by KORE.

(b)	Customer has repeatedly failed to pay, as defined in 4.05 above, and such failure has not been cured within three 3 business days of receipt of written notice by KORE.

5.03	In the event of termination or expiration of this Agreement without cause:

(a)
Customer will remit all undisputed amounts due and owing as of the date of termination, within 30 days of the date of termination, with disputed amounts to be discussed and agreed according to section 4.03;

(b)	KORE will cease to provide any Services or support to Customer, except as provided in (c) below;

(c)
At Customer’s option, KORE will continue to provide Service for any or all of Customer’s Subscribers as of such termination, under terms and conditions consistent with this Agreement.  Customer and KORE shall work together for the orderly transition of Subscribers, including access as required to Customer service platforms necessary to provide such service. KORE shall bill Subscribers directly under its standard credit terms prevailing at that time. It is expressly understood that in providing this service, KORE shall not be obligated or required to assume any commitments or liabilities (whether contractual or otherwise) made by Customer to Subscribers. The assumption of responsibility for such Services will be subject to KORE then-current terms and conditions;

(d)	After the expiration of the Service Term, the Subscriber may be transferred to an alternate Service Provider or Network Operator, at the option of the Customer.

5.04	In the event of termination of this Agreement by KORE for cause or non-payment, KORE may, at its option:

(a)	Assume responsibility for providing such Services to support Subscribers willing to agree to KORE’s then-current terms and conditions; or

(b)	Transfer Subscribers to an alternate Service Provider or Network Operator of their respective choice.

ARTICLE 6:	WARRANTIES AND LIMITATIONS OF LIABILITY

6.01	Limited Warranty.

KORE warrants that it will provide all services in a professional manner, in keeping with industry standards. To the extent KORE fails to do so, KORE will re-perform the services at its sole cost and expense. The foregoing shall be the sole liability of KORE for breach of this warranty and customer’s sole remedy (other than its rights of termination as provided herein). Other than as expressly set out herein, KORE makes no representation, covenant or, warranty, either express or implied, written or oral, arising by operation of statute, law, usage of trade, course of dealing or otherwise with respect to the services, system, computer systems or other products or services provided hereunder or in connection herewith, including without limitation, implied warranties of merchantability, merchantable quality, satisfactory quality, fitness for a particular purpose, title or non-infringement. Moreover, KORE makes no warranty with respect to SIM cards, devices and telephone numbers, or other third party supplied components. Any applicable warranty relating to the foregoing shall be that of the manufacturer or supplier of such items.

Customer is responsible for ensuring that customer and subscriber access to the services and system within the applicable jurisdiction is in compliance with applicable laws and KORE makes no representations or warranties with respect thereto. KORE reserves the right, in its sole discretion and without any obligation, to make improvements to, or correct any error or omissions in any portion of the system, which may or may not affect customer and subscriber access to the system.

KORE makes no representations concerning any endeavor to review any of the sites accessed through the system, and KORE shall not be responsible for the accuracy, copyright compliance, legality or decency of materials contained in sites accessed through the system.

6.02	Limitation of Liability:

Neither KORE nor its network operator partners or suppliers shall have any liability to customer or subscriber or any other person or entity for any indirect, incidental, special, or consequential damages whatsoever, including, but not limited to, loss of revenue or profit, lost or damaged data, downtime or other commercial or economic loss, even if KORE has been advised of the possibility of such damages, or they are foreseeable.  KORE is also not responsible for claims by a third party.

In addition and without limiting the foregoing, KORE is not liable for any delays in service implementation or delivery, except to the extent caused by its gross negligence. Customer acknowledges and agrees that the customer is responsible for ensuring that the services meet Customer requirements.

KORE aggregate liability for any cause of action, whether in contract (including fundamental breach) or tort (including negligence or strict liability), shall be limited to customer’s directly incurred costs and shall not exceed in the aggregate the fees paid by customer for the services giving rise to the claim in the one month period immediately preceding the claim, pro-rated according to the affected period of alleged breach.

The limited warranty, exclusive remedies and limited liability set out herein are fundamental elements of the basis of the bargain between the customer and KORE. Customer acknowledges and agrees that KORE would not be able to provide the services at the prices charged without such limitations.

ARTICLE 7:	CONFIDENTIALITY AND OWNERSHIP

Each party agrees to keep confidential any and all information with respect to the other party or the Network Operator partners which it has received or may in future receive in connection with this Agreement, which shall include without limitation, the terms and conditions of this Agreement and, with regard to KORE Confidential Information, includes any information with regard to the Services which KORE provides to Customer (the “Confidential Information”) and shall only disclose such information (i) to its agents, employees or representatives who have a need to know such information, for the purpose of performance under this Agreement and exercising the rights granted under this Agreement and who have a non-disclosure agreement at least as protective of the disclosing party’s confidential information as this Agreement, or (ii) to the extent required by applicable law or during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement, provided that the receiving party shall give the disclosing party reasonable notice prior to such disclosure and shall comply with any applicable protective order or equivalent.

KORE, Network Operators and any other suppliers or licensors of KORE shall own and retain all right, title and interest in and to all products, materials or services, including without limitation, all Confidential Information, provided under this Agreement or in connection with this Agreement. Customer gains no right, title or interest with respect thereto except for the limited rights to use as expressly granted herein. All rights not expressly granted herein are hereby reserved.

ARTICLE 8:	DISPUTE RESOLUTION PROCESS

The Parties agree that any dispute, controversy or claim arising out of or relating to this Agreement, (except for an amount billed by KORE to the Customer which shall be settled according to the terms described for invoice disputes), shall first be attempted to be settled by the following dispute process:

Each party shall appoint a representative (the “Representative”) to represent it and they shall consult and negotiate with each other, in good faith and understanding of their mutual interest, to reach a just and equitable resolution satisfactory to both as follows:

1.	Internal Dispute Process.

a)
The party alleging the dispute shall provide written notice to the other parties, which notice sets out the relevant and material issues surrounding the alleged dispute, or other issues as such party determines are relevant to resolution of the dispute;

b)
Within forty-eight (48) hours of receipt of such notice, each party shall appoint a Representative and shall advise each other party of the name and relevant contact information for such Representative.  The Representative of the party providing the original notice under paragraph ‘A’ shall be responsible for coordinating an initial meeting of all Representative, via teleconference call or otherwise, to discuss the alleged dispute and to determine a course of resolution;

c)
Should the Representatives not have agreed to a written resolution of the dispute within sixty (60) days of the initial meeting under paragraph ‘B’, then any party shall be entitled to terminate this dispute resolution process upon written notice to the other.

2.	Arbitration.

Failing settlement as outlined above, the dispute claim or controversy shall be settled by arbitration in accordance with (a) the rules and procedures of the American Arbitration Association in accordance with the provisions of its Commercial Arbitration Rules (including the emergency Interim Relief Procedures), and its successor rules or replacement rules for Customers located in the United States; or (b) pursuant to the Arbitration and Mediation Institute of Canada’s Rules of Procedure for Commercial Arbitration and any applicable laws within the Province of Ontario for Customers located in Canada, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The parties shall cooperate with the arbitrator and with each other in selecting one (1) arbitrator from a panel of neutrals, and in scheduling the arbitration proceedings.  To decide the dispute, the arbitrator shall apply (a) for Customers located in the United States, the federal laws of the United States and the state laws of the State of Delaware; or (b) for Customers located in Canada, the federal laws of Canada and the provincial laws of the Province of Ontario.  The Parties covenant that they will share equally in the costs for the arbitration proceedings; however, the arbitrator shall have the authority to award the prevailing party recovery of all costs, fees and expenses, including attorneys’ fees to be paid by the party against whom enforcement is ordered.

The decision of the arbitrator shall be binding upon the parties, and judgment on the award may be entered in any court of competent jurisdiction.  The Parties agree that the arbitrator shall have the authority to issue interim orders for provisional relief, including, but not limited to, orders for injunctive relief, attachment or other provisional remedy, that shall be enforceable in any court of competent jurisdiction.  Additionally, although the procedures specified in this section of this Agreement are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, nothing in this Agreement shall be deemed as preventing either party from seeking provisional relief from any court of competent jurisdiction if the party seeking such relief reasonably believes such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement or from seeking indemnification pursuant to the indemnification provisions of this agreement.

Pending final disposition of any dispute under this Agreement the parties agree to proceed diligently and in good faith with the performance of this Agreement, including without limitation the dispute resolution process described above, and to comply with all terms and conditions herein

ARTICLE 9:	MISCELLANEOUS

9.01        Entire Agreement; Amendment. This Agreement and the Attachments sets out the entire agreement between the parties concerning the matters described above and supersede all prior written or oral agreements, understandings.  No order, invoice or similar document shall amend or modify the terms of this Agreement, even if accepted by the receiving party. KORE expressly reserves its right to amend Attachments upon 30 days prior notice to Customer. Except as provided for herein, this Agreement may only be amended by consent in writing of both parties.

9.02        Assignment. KORE may assign all or any part of this Agreement, but no assignment or transfer of any interest in this Agreement (including sublicenses, pledge, security interests, and the like) may be made by the Customer without the prior written consent of KORE. The Customer agrees that if the Customer assigns this Agreement, or transfers or assigns any of the Customer’s interests in receiving Services, that the assignee shall be bound by and comply with this Agreement and all its terms unless and to the extent KORE has provided discount or other preferred pricing to Customer, such pricing may not be applicable to Customer’s assignee, in which case revised terms shall be provided in writing by KORE to assignee. Customer acknowledges that KORE may sub-contract the provision of Services under this Agreement including but not limited to its Network Operator partners.

9.03        Non-exclusivity. Nothing in this Agreement shall limit the other from pursuing alternative supplier and supply relationships.

9.04        No Limitation. Except as expressly set out herein, nothing in this Agreement is intended to waive or limit any remedy available to either party at law or in equity, including without limitation any remedy available to KORE under copyright laws or other laws to protect the ownership or intellectual property rights of KORE or its suppliers.

9.05        Failure to Enforce; Severance. A failure by either party to enforce any right under this Agreement shall not at any time constitute a waiver of such right or any other right, and shall not modify the rights or obligations of either party under this Agreement.  If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such a provision shall be deemed severed from the Agreement and the other provisions shall remain in full force and effect.

9.06        Force Majeure. Except for obligations of payment arising hereunder, neither party will be liable for delays in its performance hereunder due to causes beyond its reasonable control, including but not limited to, acts of God, acts of public enemy, acts of government, regulatory authorities, or courts of law or equity, civil war, insurrection or riots, fires, floods, explosions, earthquakes or other casualties, strikes or other labor troubles, or failure of third party service providers or telecommunications networks or devices always provided that the party so relieved of its obligations hereunder provides notice to the other party and takes all reasonable and necessary steps to resume performance of its obligations as soon as possible.

9.07        Notice. Any notice to a party required or permitted hereunder shall be sufficiently given only when provided in writing, and either personally delivered to a responsible officer of the addressee, or sent via certified or registered mail (return receipt required) or facsimile (with proof of transmission) to the party’s address indicated herein and shall be deemed to have been received when such notice should have reached the addressee in the ordinary course, provided there is no strike by postal employees in effect or other circumstances delaying mail delivery, in which case notice shall be delivered by facsimile (with proof of transmission).

The addresses and designated individuals as set forth below or as otherwise notified to the other Party from time to time:

For The Customer: Location Based Technologies	For KORE:

Attention: Ms. Desiree Mejia	Attention: Daniel To

COO and Company Secretary	AVP Finance and Company Secretary

Address: 4989 E. La Palma Ave., Anaheim, CA 92807	Address: 403 – 701 Evans Avenue, Toronto, Ontario, M9C 1A3 Canada

Facsimile #: 714 200-0287	Facsimile #: + 1 (703) 310 6357

9.08         Applicable Laws. This agreement will be with KORE Telematics Inc. and will be governed by the laws of State of New York. In case of conflicts of laws provisions, the UN Convention for the International Sale of Goods, and the Uniform Commercial Code, and any legislation implementing the foregoing Convention and Code, are expressly excluded. Each party waives trial by jury, except where such waiver is not permissible at law.

9.09         Surviving Provision. The following Articles and Sections will survive termination or expiration of this Agreement for any reason: Sections: 2.03, 5.03, 5.04 and Articles: 6, 7, 8, 9.04 and 9.05

9.10         Language. The original of this Agreement has been written in English and Customer waives any right it may have under the laws of its territory to have this Agreement written in any other language.  Customer represents that it has the ability to read and write in English and has read and understands this Agreement. If this Agreement is translated into a language other than English, the English version and interpretation shall govern and prevail.  All communications between the parties hereunder shall be in English. Les parties aux présentes ont exigé que cette entente et tous autres documents envisagés par les présentes soient rédigés en anglais.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by duly authorized signing authorities this 30th day of November 2007.

KORE	CUSTOMER

KORE Wireless Inc.

/s/ Daniel To	/s/ David M. Morse
Name: Daniel To	Name: David M. Morse
Position: VP-Finance	Position: Co-President and CEO

Schedules that form part of this Agreement

Attachment A:                           Basic Service Definitions
Attachment B:                           Application Acceptance Test Requirements
Attachment C:                           Service Level Metrics and Escalation Policies
Attachment D:                           Pricing and Authorized Market Schedule

Customer Contacts and Authorities (Admin)

Name:
Tel #:
Email Address:
Functional Area:
Address (if different from Contract Address):

Authorized for:
Accounting/Finance Information                                                                                 Y / N
PRISM Password Access (Activations)                                                                      Y / N
Technical Ticket Escalation                                                                                           Y / N

Name: Desiree Mejia
Tel #: 310-722-8771 or 714-881-4840
Email Address: desiree@pocketfinder.com
Functional Area: COO
Address (if different from Contract Address):

Authorized for:
Accounting/Finance Information                                                                                 Y / N
PRISM Password Access (Activations)                                                                      Y / N
Technical Ticket Escalation                                                                                           Y / N

Customer Contacts and Authorities (Technical)

Name:
Tel #:
Email Address:
Functional Area:
Address (if different from Contract Address):

Authorized for:
Accounting/Finance Information                                                                                 Y / N
PRISM Password Access (Activations)                                                                      Y / N
Technical Ticket Escalation                                                                                           Y / N

Name:
Tel #:
Email Address:
Functional Area:
Address (if different from Contract Address):

Authorized for:
Accounting/Finance Information                                                                                 Y / N
PRISM Password Access (Activations)                                                                      Y / N
Technical Ticket Escalation                                                                                           Y / N

Attachment A
Basic Service Definitions

Services and Network

KORE will be responsible for all of the activities in connection with the provisioning of its network in order to meet the Customer’s forecast.

KORE will be entitled at any time to modify, expand, improve, test, maintain or repair the System and to suspend providing the access to the System for such purposes as described in this Schedule A or the Agreement.

Telephone Numbers

Telephone numbers are provided for all wireless attached devices, for billing and network administration purposes. For M2M applications, the telephone number is a non dial-able, non routable number and is not visible to the Subscriber.

Customer will order telephone numbers exclusively from KORE, and each order shall be per point of interconnection or as otherwise required by a regulatory authority and will register them all in its Computer System, or other such recording system. Customer has no right of ownership to the telephone numbers, which are a limited public resource.  KORE reserves the right to transfer or change telephone numbers, when, in its discretion exercised in a reasonable manner, it determines that such transfer or change is necessary in the conduct of its business, or when a change is required by a regulatory authority or by industry agreement concerning the administration and assignment of telephone numbers, including number portability.  Customer shall use the telephone numbers provided by KORE only for the provision of Services to Subscribers in accordance with the terms of this Agreement.

In the event that KORE cannot obtain a sufficient quantity of telephone numbers and an allocation is required in any coverage area, KORE may allocate telephone numbers on a pro rata basis among its customers and KORE’s service providers based on the relative number of subscribers across all coverage areas.  KORE may also withdraw from a Customer any telephone number made available to Customer which remains unused or is unassigned for any reason for a continuous period of three (3) months, subject to a ten (10) day prior notice, and allocate it in the same manner as above without any liability.  KORE will Endeavour to keep telephone number changes to a minimum.  KORE shall provide Customer with written notice of any intended change reasonably in advance of making any such change.

GPRS Network Services

General Packet Radio Service (GPRS) is a non-voice value-added service that enables Subscribers to send and receive data by utilizing a packet-switched network, which is overlaid with the existing GSM air interface.

GPRS Related services

Access Point Names (APN)

Customer will be given access to one (or more) defined KORE APN’s, as defined by market and in the Network Services Guidelines, which must be used at all times.

Authentication

Authentication may be required in addition to the regular authentication mechanism already provided by the GSM network (i.e., the IMSI).

IP addresses

Dynamic private IP addresses only are supported.

DNS

The Domain Name Server (DNS) is used to resolve Internet Names (FQDNs – Fully Qualified Domain Names) into routable IP addresses.

IP Routing

The GPRS network and IP backbone are configured to route all IP packets to, and from the mobile subscribers.  IP connections can be established with Internet remote hosts or to service nodes within the network.

SMS Network Services

A device will have the capability to send (i.e. originate) alphanumeric messages.  The System will acknowledge receipt of a message and then attempt to deliver the message to the designated recipient.  End to end acknowledgment can be made available upon special request, (i.e. the sender receiving a confirmation that the designated recipient received the message) but may be limited due to certain limitations within the device or proper SMPP protocol utilization.

An active telephone number is used to reference the device for SMS Services.  Device-to-Device, SMPP Short Code and SMPP Virtual Number communications are available.

SMPP Connectivity

The protocol required to access the SMS-C environment is SMPP (version  3.4).  Physical interconnection to the SMS-C environment can be via VPN or regular Internet.

Under this configuration, access to the Short Message Service Center (SMS-C) environment will be given to the customer via an agreed upon gateway, which will interface with Customer’s application server. It handles the SMS messages delivered to or, submitted from, the subscribing device.

Services can be defined as follows:

•
SMS Mobile Originate (SMS MO) - SMS (MO) can be sent using either a remote application server to exchange short messages with subscribers on the System or utilizing Short Message Service (SMS) to exchange messages from device to device.

•	SMS Mobile Terminate (SMS MT) - SMS (MT) can be either to a remote application server or a GSM device.
•
Short Codes - Short Codes are typically six digit routing numbers that are used to identify a specific application for the purpose of routing and billing.  Short Codes can be provisioned upon special request provided there is sufficient lead-time.  Restrictions on the number or Short Codes provisioned may apply subject to availability.

•
Virtual Number – Virtual Numbers are provisioned 10-digit numbers dedicated to each KORE account, used to identify a specific application or route.  Virtual number connections provide 2-way communication to/from third party (non-KORE) PCS networks worldwide.

Usage Services for Customer Billing

If  contracted, KORE will provide Customer with a detailed monthly usage file in a KORE standard electronic file format, inclusive of account activity by Subscriber.

Subscriber Interface Modules (‘SIM’s’)

SIM cards are sourced exclusively from KORE.  A purchase order entered through KORE’s PRISM Customer Gateway for the supply of SIM cards indicating the quantity of SIM cards ordered with a requested delivery date, allowing for a minimum of two weeks for delivery, is required.

Customer will use the SIM’s solely in the assembly of their Devices.

SIM Card Activation

Customer will activate their device by utilizing the KORE PRISM™ Web Services Gateway. Should Customer elect to activate manually, this can be done by calling KORE Customer Services during normal business hours. Activations will normally be completed within 4 hours of request. There may be an additional charge for this service.

SIM Card Deactivation

KORE will deactivate individual SIM cards where KORE suspects fraudulent use, misuse, loss or theft of a SIM card. Customer deactivation of SIM cards may be completed via PRISM or by phone directly during normal business hours. or to KORE Technical Support line outside of KORE operating hours. All requests made during Business Hours will be completed within 2 Business Hours. Once de-activated, SIM cards may be re-activated within sixty days at no charge.  If said SIM is reactivated after the 60-day timeframe a reactivation fee of $7 is applicable.

Interconnection and Interface

Customer will establish and use suitable Computer Systems and related processes and procedures to interface with KORE computer systems, which are satisfactory in both form and function to KORE at its own cost and expense.

If Customer does not comply with the foregoing requirements, and such non-compliance threatens to interfere with the operation of the KORE System, including computer systems, KORE will (where practical) notify the Customer in writing that temporary discontinuance of access by the Customer to the System may be required.  When prior notice is not practical, KORE may temporarily discontinue such access, without notifying the Customer.  In cases of such temporary discontinuance, the Customer will be notified verbally and in writing as soon as possible after the temporary discontinuance and afforded the opportunity to correct the situation.  The System may be interconnected with other communications networks.  The use of such communications networks by the Customer as part of its access to the System is subject to the applicable terms and conditions of KORE’s contractual arrangements for such interconnection to the System(s).

Coverage

The coverage provided by KORE is defined by the service areas of its Network Operator partners in North America and International markets and can be determined by going to http://www.Koretelematics.com

The Services provided internationally to the Customer are made available through Roaming agreements with other Network Operators.  KORE provides support through more than 270 roaming partners, which may change without prior notice.

Commercial Pricing Information and Explanatory Guidelines

Subscriber Activation Fees (One-Time)

These fees include the cost of a 32K/64K SIM card, OTA support and provisioning. Customer will attempt to activate within 6 months after being received by the Customer with the understanding that the SIM will remain useful after the 6 month period and KORE will provide every effort to ensure this capability. However no liability is accepted by KORE in the event that SIM units that have not been activated within this period do not register to the KORE network upon attempted activation.

Should Customer suspend a Subscriber, System Access Fees continue to be payable.

System Access Fees (SAF) (Monthly Recurring)

This fee will be charged monthly based on the number of active Subscribers for the month for which they are invoiced. This will be calculated based on the monthly average quantity of active Telephone Numbers.  The Access Fee will not be charged to non-active numbers.  Subscribers added during any month will be pro-rated and charged at month end for the pro-rated portion.

Airtime Fees (GPRS Services)

For clarity, a description of counting method is shown. The Customer is charged for a) total pooled usage for each market (i.e., the US is considered one market) in which they operate, and there is no requirement for this to be associated with individual, identifiable SIMs in use or b) Per SIM usage bundle, where The Customer has purchased a fixed amount of pre-subscribed usage on a per SIM basis, and any usage above the pre-subscribed amount is charged as an usage overage charge as per Attachment D.  This provides great flexibility in service design and implementation. One (1) megabyte is equal to 1,024 Kilobytes. Data transmission will be calculated on a per byte basis and is subject to rounding as follows:

1)             For KORE Canada SIM Services:

By session, defined as a single PDP Context in any 24 hour period ending at 2 AM PST, details of which vary by market and are described in the Pricing Schedule. Note that a device may however create multiple sessions in any 24 hour billing period dependent on applications design, coverage and other factors. Sessions will be rounded as follows:

i)	For Domestic Service: For sessions less than 4Kb total usage, rounded up to 4Kb, thereafter rounded up to next 1Kb

ii)	For roaming use while traveling in USA: Rounded up to next 1Kb at all times

iii)	For roaming use Internationally: Rounded up to next 10Kb at all times

2)             For KORE USA SIM Services:

By day, defined as any 24 hour period ending at 2 AM PST. Sessions for individual SIMs will be rounded up to next 1Kb in each 24 hour billing period. This rounding will apply to Domestic and Roaming (Canada and International) service delivery.

For invoicing purposes, total bytes consumed by all Subscribers in the month for each Customer by market will be rounded up to the nearest one (1) megabyte.

3)             For m2mSecureLink Services:

By session, defined as a single PDP Context maintained for a period of up to one hour.  Note that a device may create multiple sessions in any 24 hour billing period dependent on applications design, coverage, network timeouts, and other factors.  Sessions for individual SIMs will be rounded up to next 10Kb. This rounding will apply to Domestic and Roaming (Canada and International) service delivery.

Airtime Fees (SMS Services)

The Customer is charged for a) total pooled SMS usage for each market (i.e., the US is considered one market) in which they operate, and there is no requirement for this to be associated with individual, identifiable SIMs in use or b) Per SIM on a usage bundle basis, where The Customer has purchased a fixed amount of pre-subscribed usage on a per SIM basis, and any usage above the pre-subscribed amount is charged as an usage overage charge, as defined by Attachment D..

Messages will be charged for all Mobile Originate and Mobile Terminate messages that are passed through the KORE SMSC Gateway. In the event of dispute, logs from the KORE SMSC will be deemed accurate.

KORE Technical Support & Operations

System Operations and Support

Customer will be responsible for all of activities in connection with its Subscriber inquiries (‘1st line support’) regarding issues with devices, applications, network, roaming and coverage.

System Surveillance

KORE will provide surveillance of the System on a 24 hour per day, 7-day a week basis from its Network Control Center (NCC). This service includes continuous watch on all network element generated alarms and service alarms, Level 1 fault diagnosis/restoration and appropriate technical dispatch to correct faults.  KORE does not monitor individual subscriber devices and their associated activity.

Trouble Reporting and Status Update Methods

The point of contact for Customer to report any fault or problems on services provided will be via KORE Technical Support Group.  All troubles reported will be logged into the trouble ticket system, and a trouble ticket number given for future reference.  Routine status updates will be provided. All Trouble Tickets must be registered with support@Koretelematics.com and tickets may be viewed using the KORE PRISM Partner web service portal.

Planned Service-Affecting Work

KORE will be entitled at any time to modify, expand, improve, test, maintain or repair the System and to suspend providing the access to the System for such purposes.  KORE undertakes to keep such planned interruption at a minimum and will use commercially reasonable efforts to only interrupt the access to the System at the regularly scheduled maintenance window, or at times which are outside KORE normal Business Hours.  KORE may undertake service impacting maintenance during its regular maintenance window of Wednesday mornings between 2 am and 5 am EST.  This will be done without any prior customer notification.  If the planned outage is done outside of the regularly scheduled maintenance window, KORE will notify the Customer at least two (2) days in advance of the planned interruption and will provide the date, time, and anticipated length of such interruption.

Un-Planned Service-Affecting Work

KORE will use its reasonable commercial efforts to provide the Customer with immediate notification of service affecting work it intends to carry out due to un-planned events. This could be of a ‘restorative’ nature, or as a result of routine capacity increase or enhancements to the functionality of the System and the Services.

Support Hotline Number

KORE will provide the Customer with a Hotline telephone number. This number is for exclusive use by the Customer. Calls that are received at this number are treated as priority calls, and are answered as shown in Technical Support section below.

Service Performance Reports

Post Mortems are special investigations undertaken after an incident has been cleared or resolved. Its purpose is to establish the cause of an incident and to prevent a further occurrence. The investigation will be carried out, and findings will be reported.

Technical Support

The KORE Technical Support Group acts as the single point of contact for Customer to report network problems, receive updates on particular troubles, or answer any network questions or operational problems with existing services.

The KORE Technical Support Group is available during Business Hours of 9 AM to 6 PM CST. Additionally, KORE manages 24/7 Network monitoring and reporting for all major network continuity functions.  Major network related matters arising outside of normal Business Hours are handled through a pre-determined escalation process defined within the service level objectives.

If the issue reported to the KORE Technical Support Group over the phone cannot be resolved immediately, the Technical Support Group will open a trouble ticket, and you will be provided a trouble ticked reference number to Customer.

KORE can access individual Subscribers and verify the state of the Network for all supported services. KORE performs network trace testing in conjunction with its customers and network suppliers as needed on individual Subscribers for advanced fault diagnostics.

Should technical support be requested and no fault found in the network or service elements, or that KORE is required to provide service to resolve technical or applications deficiencies in the Customers application, then KORE will charge for provision of these services the rate as outlined in the current pricing tables.

Attachment B

Application and Device Acceptance Test Plan

(To be provided for each Customer according to Application)

Attachment C

Service Level Metrics and Escalation Process

KORE will endeavor to support the Customer’s wireless services, which apply to the system elements controlled by KORE.  However, given the nature of Customer’s wireless services, the majority of these services reside on the systems of Network Operators that are not controlled by KORE. As such, KORE is only obligated to use its reasonable commercial efforts to provide a timely resolution.

Service Level Metrics

Priority	Work Order Type	SLM KORE USA and Canada m2mSecureLink
1	Customer Request Acknowledgement	30 Mins
2	Emergency Deactivation	2 Hrs
3	SIM Activations	4 Hrs	24 Hrs
4	Feature Changes	4 Hrs	24 Hrs
5	Non-Emergency Deactivation	4 Hrs	24 Hrs
6	Pre-Activation (tied to Stock Order)	Same Day (if taken before 3:30 PM)
7	Stock Orders	Same Day (if taken before 3:30 PM)
8	Account Setups - VPN/SMS	Thursday – Request received by Tuesday Prior

Ticket Type	Expected Response/Completion
CDR Request	5 days (US) 1 day (CDN)
Admin/Billing	24 Hrs
PPI Request	4 Hrs
Coverage Request	24 Hrs
SIM Transfer	3 days
APN	Issue Dependant
GPRS	Issue Dependant
SMS	Issue Dependant
ICSMS	Setups – 1 Week
Voice	Issue Dependant
VPN	Setups – 1 Week
SMPP	Setups – 1 Week - Other - Issue Relating
FTP	Setups – 1 Week - Other - Issue Dependant

Escalations:

In the event that the posted SLM’s are not met and escalation is required during regular business hours, you may contact:

Paul Eberling
Manager, Support Services
Email:  peberling@KOREtelematics.com
Phone 204.954.2888

If you do not receive an acknowledgement from the Manager, Support Services within 2 hours, you may contact:

Craig Kozlowski
Director, Operations and Support Services
Email: ckozlowski@KOREtelematics.com
Direct 204.954.2876
Mobile 204.228.1128

Attachment D

Pricing and Authorized Market Schedule

Effective Date:  December 1, 2007

MATERIAL SHOWN WITH AN ASTERISK ON THIS ATTACHMENT D HAS BEEN
OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST.
THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.

Market(s) Supported under this Agreement: USA Plus Roam

SIM Type/ICCID Range: 89310xx

Annual Commitment

Pricing is based upon Customer’s projected annual level of airtime revenues during the term of this Agreement.

The Customer agrees to pay minimum Airtime Services (comprising System Access Fee and Airtime only) of $150,000 for each full year of the contract. The annual commitment shall be assessed, and any shortfall due at the end of each full Quarter following date of execution, as follows:

Q1:           10%           ($ 15,000)
Q2:           25%           ($ 22,500)
Q3:           30%           ($ 45,000)
Q4:           35%           ($ 52,500)

Should an annual target level of $150,000 not be achieved in each subsequent 12 month period following the initial 2-year term, the difference between the actual level of airtime services and the target will be invoiced in full in the 13th month, and be payable according to contracted payment terms.

Airtime Rate Levels correspond to target estimated number of Subscribers shown using the KORE System as an average in each annual period, based upon projected monthly Service revenue, and exclude SIM’s and special engineering costs.

Initial Set-Up Fee:

The Customer agrees to pay KORE on the Effective Date a fee of $4,500.  This fee is due and payable within 5 days of invoice. This fee provides for set up services, including:

PRISM Enhanced Gateway including API
SMPP Short Code Set-Up
VPN Set-Up – Client/Server (Site/Site VPN will be substituted for the Client/Server VPN & is included in the Set-Up Fee)
Itemized Electronic Usage Reporting
FTP/CDR Set-Up
FTP/CDR Reporting/Period
Tech Support – 4 hours/month

Airtime Volume Discounts:

Volume discounts based on monthly billings and applied to Monthly Services and usage (SMS/GPRS) only are provided on the following basis.

Monthly Billing                                                      Discount
Over $10,000 per Month                                        $     *
Over $20,000 per Month                                        $     *
Over $35,000 per Month                                        $     *
Over $60,000 per Month                                        $     *

Discount as earned is applied to the following month’s invoice under all circumstances.  Discounts will not be applied to delinquent accounts.

Discounts are not applicable to SIM purchases, special network set-up costs (additional VPN or SMS Gateway) or monthly special network maintenance fees.

Rate Schedule/Volume Bands

SIM/Gateway Services License/Activation (One-Time)

These fees include the cost of a 64K SIM card, Activation and PRISM Gateway Services License.

Based on Order Quantity	KORE US
SIM’s per order	Price per SIM
1 – 50,000	$ *
50,001 – 100,000	$ *
100,001 – 250,000	$ *

System Access Fee (Monthly Recurring)

Number of Units	Monthly Access Fee/Unit
1 – 20,000	$ *
20,001 – 60,000	$ *
60,001 – 120,000	$ *
120,001 -- 250,000	$ *
250,001+	$ *

GPRS Pooled Use Services

Domestic US	$ * per MB
NA Roam Canada	$ * per MB
International	$ * per MB

*	INFORMATION REFLECTED BY AN ASTERISK HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SMS Services

USA - MO                      /MT                             $ 0.058 per message
USA - MT: Monthly plans per SIM (pooled across all SIMs on account – requires 2nd one-way SMPP bind into KORE, with separate short code)

30 messages per month	(360/year)	$ *
50 messages per month	(600/year)	$ *
100 messages per month	(1200/year)	$ *
200 messages per month	(2400/year)	$ *

Canada – NA Roam MO	$ * per message
Canada – NA Roam MT	$ * per message
International – MO	$ * per message
International – MT	$ * per message
Inter-Carrier (non KORE) MO/MT North America	$ * per message
Inter-Carrier (non KORE) MO/MT International	$ * per message

Other Services (if not included in initial TSA Set-Up)

PRISM Enhanced Gateway including API	$ 2,000.00
SMPP Short Code Set-Up	$ 750.00
SMPP Code Lease/Month	$ 50.00
Virtual Number Set Up	$ 750.00
Virtual Number Lease/Month	$ 50.00
FTP/CDR Set-Up	$ 2,000.00
FTP/CDR Reporting/Period	$ 200.00
VPN Set-Up Client/Server	$ 1,000.00
VPN Set-UP Site to Site	$ 2,500.00
VPN Monthly Maintenance	$ 50.00
Turnkey On-Site VPN Implementation	Quotable
Service Reconnection Fee (following Default)	$ 250.00
VPN/Service Change Request Fee	$ 100.00

________________________________ Acknowledged and Agreed

*	INFORMATION REFLECTED BY AN ASTERISK HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Market – KORE Canada Full Footprint (available Q1, 2008)
Rate Schedule/Volume Bands  (all prices quoted in U.S. Dollars)

SIM/Gateway Services License/Activation (One-Time)

These fees include the cost of a 64K SIM card, Activation and PRISM Gateway Services License.

Based on Order Quantity	KORE Canada
SIM’s per order	Price per SIM
1 – 50,000	$ *
50,001 – 100,000	$ *
100,001 – 250,000	$ *

System Access Fee (Monthly Recurring)

Number of Units	Monthly Access Fee/Unit
1 – 1,000	$ *
1,001 – 3,500	$ *
3,501 – 8,000	$ *
8,001 -- 20,000	$ *
20,001 – 40,000	$ *
40,000+	$ *

Note – System Access Fee pricing is based on cumulative units on network for US & Canada markets

GPRS Pooled Use Services

Domestic Canada	$ * per MB
NA Roaming USA	$ * per MB
International Roaming	$ * per MB

SMS Services

Canada – MO/MT: Monthly plans per SIM (pooled across all SIMs on account – requires standard SMPP bind & short code)

30 messages per month	(360/year)	$ *
50 messages per month	(600/year)	$ *
100 messages per month	(1200/year)	$ *
200 messages per month	(2400/year)	$ *

Canada – MO/MT overage	$ * per message
US – NA Roam MO/MT	$ * per message
International – MO	$ * per message
International – MT	$ * per message
Inter-Carrier (non KORE) MO North America	$ * per message
Inter-Carrier (non KORE) MT North America	$ * per message
Inter-Carrier (non KORE) MO/MT International	$ * per message

________________________________ Acknowledged and Agreed

*	INFORMATION REFLECTED BY AN ASTERISK HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.